Exhibit 1a

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Pension Committee
Mettler-Toledo, LLC Enhanced Retirement Savings Plan

We consent to the incorporation by reference in the Registration Statement No. 333-31636 on Form S-8 of the Mettler-Toledo International, Inc. of our report dated June 26, 2026, appearing in this Annual Report on Form 11-K of the Mettler-Toledo, LLC Enhanced Retirement Savings Plan for the year ended December 31, 2025.

/s/ Clark, Schaefer, Hackett & Co.

Columbus, Ohio
June 26, 2026